Registration No. 333-
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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933


                          BARNES GROUP INC.
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            (Exact name of registrant as specified in its charter)

          Delaware                                          06-0247840
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(State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                       Identification No.)

123 Main Street, Bristol, Connecticut                          06010
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(Address of Principal Executive Offices)                     (Zip Code)

            Barnes Group Inc. Employee Stock and Ownership Program
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                           (Full title of the plan)

Signe S. Gates, Senior Vice President         Barnes Group Inc.
General Counsel and Secretary                 123 Main Street
                                              Bristol, CT 06010
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                    (Name and address of agent for service)

                                 860/583-7070
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        (Telephone number, including area code, of agent for service)
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

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------
                                  Proposed       Proposed
   Title of                       maximum        maximum
   class of      Amount to be     offering       aggregate     Amount of
 securities to    registered     price per       offering     registration
 be registered                     share          price            fee
                                    (1)            (1)
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Common           950,000 Shares   $24.4250    $23,203,750.00    $2,135.00
Stock, par
value $.01
per share (2)
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(1)   Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(c) and (h) on the basis of the average of the high and low prices per share of the Registrant's common stock reported on the New York Stock Exchange on May 13, 2002.
(2) Each share of Registrant's common stock includes preferred stock purchase rights ("Rights") of the Registrant. Until the occurrence of certain prescribed events, the Rights are not exercisable, will be evidenced by the certificates for the common stock and will be transferred along with and only with the common stock.

                                EXPLANATORY NOTE
                                ----------------

      This Registration Statement has been prepared in accordance with General Instruction E to Form S-8, as amended, and relates to an increase of 950,000 shares of common stock, $.01 par value per share, of Barnes Group Inc. (the "Company") reserved for issuance under the Barnes Group Inc. Employee Stock
and Ownership Program (the "Plan").   2,500,000 shares of common stock have
previously been registered for issuance under the Plan pursuant to a Registration Statement on Form S-8 (File No. 333-41398).

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      The contents of the Company's previously filed Registration Statement on Form S-8 (File No. 333-41398) relating to shares issued under the Plan are hereby incorporated by reference.

Item 8.     Exhibits.

            The Exhibits required by Item 601 of Regulation S-K are filed as Exhibits to this Registration Statement and indexed at page II-5 of this Registration Statement.

                                  SIGNATURES
                                  ----------

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bristol, State of Connecticut, on May 8, 2002.

                                    BARNES GROUP INC.

                                   By:  /s/ Edmund M. Carpenter
                                        -------------------------------------
                                        Edmund M. Carpenter
                                        President and Chief Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes William C. Denninger and Signe S. Gates and each of them, with full power of substitution, to execute in the name and on behalf of such person any amendment (including any post-effective amendment) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the person(s) so acting deems appropriate, and appoints each of such persons, each with full power of substitution, attorney-in-fact to sign any amendment (including any post-effective amendment) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.


Signature                                       Date

/s/ Edmund M. Carpenter                         May 8, 2002
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Edmund M. Carpenter
President and Chief Executive Officer
(the principal executive officer) and Director

/s/ William C. Denninger                        May 8, 2002
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William C. Denninger
Senior Vice President, Finance and
Chief Financial Officer
(the principal financial officer)

/s/ Francis C. Boyle, Jr.                       May 8, 2002
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Francis C. Boyle, Jr.
Vice President, Controller
(the principal accounting officer)

/s/ John W. Alden                               May 8, 2002
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John W. Alden
Director

/s/ Thomas O. Barnes                            May 8, 2002
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Thomas O. Barnes
Director

/s/ Gary G. Benanav                             May 8, 2002
-------------------------------------
Gary G. Benanav
Director

/s/ William S. Bristow, Jr.                     May 8, 2002
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William S. Bristow, Jr.
Director

/s/ George T. Carpenter                         May 8, 2002
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George T. Carpenter
Director

/s/ Donald W. Griffin                           May 8, 2002
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Donald W. Griffin
Director

/s/ Frank E. Grzelecki                          May 8, 2002
-------------------------------------
Frank E. Grzelecki
Director

                                                May __, 2002
-------------------------------------
G. Jackson Ratcliffe, Jr.
Director

                                EXHIBIT INDEX

                               BARNES GROUP INC.

                      Registration Statement on Form S-8
        for the Barnes Group Inc. Employee Stock and Ownership Program

Exhibit Number                     Description

    5.1               Opinion of Signe S. Gates, Esq.

    10.1 Barnes Group Inc. Employee Stock and Ownership Program, (incorporated by reference to Annex I to the Registrant's Proxy Statement dated March 13, 2002 for the Annual Meeting of Stockholders held on April 10, 2002 that was filed with the Commission on March 12,
                      2002).

    23.1 Consent of Signe S. Gates, Esq. (contained in the opinion filed as Exhibit 5.1 to this Registration Statement)

    23.2              Consent of PricewaterhouseCoopers LLP

    24.1 Powers of Attorney (included on pages II-3 and II-4 of this Registration Statement)

                                                               EXHIBIT 5.1


                        [BARNES GROUP INC. LETTERHEAD]


                                          May 17, 2002



Barnes Group Inc.
123 Main Street
Bristol, Connecticut  06010

Ladies and Gentlemen:

             I am the Senior Vice President, General Counsel and Secretary of Barnes Group Inc., a Delaware corporation (the "Company"), and I have acted as legal counsel to the Company in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to 950,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), issuable under the Barnes Group Inc. Employee Stock and Ownership Program (the "Plan").

             In my capacity as General Counsel and Secretary of the Company, I have examined and am familiar with (i) the Registration Statement; (ii) the Plan; (iii) the Restated Certificate of Incorporation and By-Laws of the Company, each as amended to date; (iv) certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares pursuant to the Plan and certain related matters; and (v) such agreements, certificates of public officials, certificates of officers or representatives of the Company and others and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein. In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein that I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

             Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized for issuance and, when the Shares have been paid for and certificates therefor have been issued and delivered in accordance with the terms of the Plan, the Shares will be legally issued, fully paid and nonassessable.

             I consent to the filing of this opinion as an exhibit to the Registration Statement but do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

             I am furnishing this opinion in connection with the filing of the Registration Statement, and it may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without my express written consent.

                                    Very truly yours,


                                    /s/ Signe S. Gates
                                    ------------------------
                                    Signe S. Gates

                                                               EXHIBIT 23.2


                          CONSENT OF INDEPENDENT ACCOUNTANTS
                          ----------------------------------


To the Board of Directors and
Stockholders of Barnes Group Inc.


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 30, 2002 relating to the financial statements, which appears in the 2001 Annual Report to Stockholders of Barnes Group Inc., which is incorporated by reference in Barnes Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated January 30, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP
Hartford, Connecticut
May 17, 2002










BST99 1287152-1.009900.0010